Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter


NUVEEN MULTISTATE TRUST IV

333-16615, 811-07751



The rights of the holders of each class of the series in Nuveen Multistate Trust IV (the Registrant ) are described in the Amended Establishment and Designation of Classes. An amendment to the Establishment and Designation of Classes is considered to be an amendment to the Registrants charter. This instrument was filed as exhibit 99.A.3 to Form 485APOS filing on December 12, 2013,
Accession No. 0001193125-13-471986 and is
incorporated by reference for this Sub-Item 77Q1(a).